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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

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                                    FORM 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15 (d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


       Date of Report (Date of earliest event reported): January 15, 2002

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                            BRANDPARTNERS GROUP, INC.
             (Exact name of registrant as specified in its charter)



         Delaware                           0-16530              13-3236325
(State or other jurisdiction of    (Commission file number)   (I.R.S. employer
incorporation or organization)                               identification no.)

            777 Third Avenue
              New York, NY                                              10017
(Address of principal executive offices)                              (Zip code)

       Registrant's telephone number, including area code: (212) 446-0200
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Item 5.  Other Events.

                  A Verified Amended Complaint (the "Complaint") was filed in the Supreme Court of the State of New York, County of New York, on January 15, 2002, in connection with an action entitled Marvin M. Reiss and Rebot Corporation v. BrandPartners Group, Inc., formerly known as Financial Performance Corporation (Index No. 111385/98). The Complaint seeks a declaration that plaintiffs were entitled to exercise an aggregate of 1,698,904 warrants to purchase Common Stock of the Registrant at $.10 per share in accordance with their terms, without adjustment for a one-for-five reverse stock split, and damages in the amount of approximately $28 million. Although the Registrant intends to litigate vigorously the matter and believes it has substantial defenses to the claims and damages sought, at this time, no assurance can be made as to what effect, if any, this matter will have on the Registrant or its financial position, which effect could be material. The Complaint was filed subsequent to a decision of the Court of Appeals of the State of New York reinstating Plaintiffs' claim for a declaration that they were entitled to exercise the warrants in accordance with their terms, which claim had previously been dismissed by the New York County Supreme Court, whose dismissal was affirmed by the Appellate Division, First Department.

                  The decision of the Court of Appeals and the Complaint are attached hereto as Exhibits 99.1 and 99.2, respectively, and incorporated in this Report as if fully set forth herein.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

(c)      Exhibits

         The following Exhibits are filed as part of this Report:

         99.1 Opinion of the Court of Appeals of the State of New York in an action entitled Marvin M. Reiss et al. v. Financial Performance Corporation (now known as BrandPartners Group, Inc.).

         99.2 Verified Amended Complaint in an action entitled Marvin M. Reiss et al. v. BrandPartners Group, Inc., formerly known as Financial Performance Corporation, filed on January 15, 2002.


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                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, Financial Performance Corporation has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: January 17, 2002        BRANDPARTNERS GROUP, INC


                              By:  /s/    Jeffrey S. Silverman
                                   -------------------------------------------
                                   Name:  Jeffrey S. Silverman
                                   Title: Chairman and Chief Executive Officer